Exhibit 4.11

WARRANT AGREEMENT

THE WARRANTS AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF A WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THE WARRANTS NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF A WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED.

HOMEOWNERS CHOICE, INC.

STOCK PURCHASE WARRANTS

TO PURCHASE SHARES OF COMMON STOCK, NO PAR VALUE

This is to certify that, for value received, Glencoe Acquisition, Inc. (the “Holder”), or its successors, is the registered holder of One Million (1,000,000) warrants (“Warrants”), and is entitled, upon the due exercise hereof at any time, during the period commencing on the Commencement Date and terminating at 5:00 p.m., New York City time on the Termination Date (as defined herein) to purchase, per Warrant, one-half (1/2) of a share (a “Warrant Share”) of Common Stock of Homeowners Choice, Inc., a Florida corporation (the “Company”), subject to adjustment as provided herein, at a price per share as specified in Section 2 of this Warrant Agreement and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions specified herein.

Section 1. Certain Definitions. Unless the context otherwise requires, the following terms as used in this Warrant Agreement shall have the following meanings:

(a) “Commencement Date” shall mean November 2, 2011.

(b) “Common Stock” shall mean the common stock, no par value, of the Company, any security into which such common stock shall have been changed or any security resulting from reclassification of such common stock.

(c) “Company” shall mean Homeowners Choice, Inc., a Florida corporation, and its successors and assigns.

(d) “Exercise Date” shall mean the date on which the Company shall have received from the Holder all deliveries required by Section 3 of this Warrant Agreement.

(e) “Exercise Price” shall mean the price per share of common stock specified in Section 2 hereof, as the same shall be adjusted from time to time pursuant to the provisions of this Warrant Agreement.

(f) “Securities Act” means the Securities Act of 1933, as amended.

(g) “Termination Date” means the earlier to occur of (i) July 31, 2013 and the (ii) the day prior to the date fixed for cancellation of the Warrants as provided in Section 9 of this Warrant Agreement.

(h) “Warrant Agreement” means this Warrant Certificate, including any amendment or replacement hereof.

(i) “Warrants” shall mean the warrants to purchase the number of shares of Common Stock as specified herein.

Section 2. Exercise Price. Subject to the adjustments provided for in this Warrant, the exercise price per share shall be equal to $9.10 per share.

Section 3. Exercise of Warrant.

(a) Subject to the terms of this Warrant Agreement, following the Commencement Date the Warrants shall be exercisable, in the manner described under Section 3(b) below, with respect to all or part of the Warrant Shares, and it shall remain exercisable at any time and from time to time prior to the Termination Date as described herein. Each Warrant not exercised on or before the Termination Date shall become void, and all rights thereunder and in respect thereof under this Agreement shall cease at the close of business on the Termination Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Termination Date.

(b) The Warrants may be exercised by the Holder delivering to the Company (i) a written notice of exercise signed by the Holder in substantially the form attached hereto as Exhibit A (a “Notice of Exercise”) and which shall specify the number of Warrant Shares as to which the Warrant Agreement is being exercised and be accompanied by this original Warrant Agreement, and (ii) a check or wire transfer payable to the Company in the amount of the total Exercise Price for the Warrant Shares to be purchased pursuant to the Notice of Exercise. To be an effective exercise, the Holder’s Notice of Exercise and payment must be actually received by the Company prior to the time the Warrants terminate as described herein.

Within 10 business days after the exercise of a Warrant as provided in this Section 3(b), the Company shall deliver to the Holder a certificate or certificates for the total Warrant Shares being purchased, in such names and denominations as are requested by the Holder. In the event the Warrants are not exercised in full, the Warrant Shares shall be reduced by the number of Warrant Shares subject to such partial exercise, and the Company, at its expense, shall forthwith issue and deliver to Holder a new original copy of this Warrant Agreement signed by the Company reflecting the adjusted number of Warrants and/or Warrant Shares as to which the Warrants remains exercisable. Holder shall promptly execute a photocopy of such replacement copy and return it to the Company, but such replacement copy shall be deemed to be an original agreement fully executed and delivered by both parties despite any failure by Holder to do so.

Section 4. Warrant Registration. At all times while any of the Warrants remain outstanding and exercisable the Company shall keep and maintain at its principal offices a register in which the ownership and any exchange of the Warrants shall be recorded. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in the prevention or delay of the proper exercise of a Warrant.

Section 5. Exchange. This Warrant Agreement and the Warrants are exchangeable, upon the surrender of the Warrant Agreement by the Holder at the offices of the Company, for a new warrant agreement or warrants, in such denominations as Holder shall designate at the time of surrender for exchange, of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new warrant agreements to represent the right to subscribe for and purchase not less than 100 shares of Common Stock (except to the extent necessary to reflect the balance of the number of shares purchasable hereunder).

Section 6. Representations and Covenants of Company.

(a) The Company hereby represents to the Holder as follows:

(i) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida.

(ii) The Company has the corporate power and authority to execute and deliver this Warrant Agreement and to perform the terms hereof, including the issuance of shares of Common Stock issuable upon exercise hereof. The Company has taken all action necessary to authorize the execution, delivery and performance of this Warrant Agreement and the issuance of the Warrants and the shares of Common Stock issuable upon exercise hereof. This Warrant Agreement has been duly authorized and executed by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

(b) The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the Warrants will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issuance).

(c) The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

Section 7. Representations and Covenants of Holder. Holder represents and warrants to the Company as follows:

(a) The Warrants and the securities to be acquired upon exercise or conversion of the Warrants by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that Holder has not been formed for the specific purpose of acquiring the Warrants or the Warrant Shares.

(b) Holder is an accredited investor as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission under the Securities Act, as presently in effect.

(c) Holder understands that the Warrants and the Warrant Shares issuable upon exercise or conversion hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that the Warrants and the Warrant Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

Section 8. Adjustments to Exercise Price and Number of Shares Purchasable. The Exercise Price and number of shares of Common Stock which may be purchased pursuant to this Warrant Agreement shall be subject to adjustment from time to time as follows:

(a) In the event the Company shall at any time exchange, as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of shares of Common Stock then outstanding into a different number of shares, with or without par value, then thereafter the number of shares of Common Stock which the Holder shall be entitled to purchase pursuant to this Warrant Agreement, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of outstanding Common Stock of the Company by reason of such change, and the Exercise Price after such change shall, in the event of an increase in the number of shares of Common Stock outstanding, be proportionately reduced, and, in the event of a decrease in the number of shares of Common Stock outstanding, be proportionately increased.

(b) In the event of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend as provided for in Section 8(a)), or in the event of any consolidation of the Company with, or merger of the Company into, another corporation, or in the event of any sale of all or substantially all of the property, assets, business and goodwill of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall provide that the Holder of the Warrants shall thereafter be entitled to purchase, by exercise of the Warrants, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock which this Warrant Agreement entitles the Holder to purchase immediately prior to such reclassification, change, consolidation, merger or sale. Any such successor corporation thereafter shall be substituted for the Company for purposes of this Warrant Agreement.

(c) The Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Section 9. Cancellation of Warrants.

(a) The outstanding Warrants may be cancelled in whole or in part at the option of the Company, at any time before the expiration of the Warrants, upon the notice referred to in Section 9(b), provided that the closing price per share of the Common Stock has exceeded $11.38 for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period.

(b) In the event that the Company shall elect to cancel all or a portion of the Warrants, the Company shall fix a date for the cancellation. The date of cancellation shall be a date which is more than thirty (30) calendar days, but less than sixty (60) calendar days, after a notice of cancellation is mailed by the Company by first class mail to the Holder in accordance with Section 11. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

(c) The Warrants may be exercised at any time after notice of cancellation has been given by the Company pursuant to Section 9(b) hereof and prior to the close of business on the business day that is one day prior to the date fixed for cancellation. On and after the cancellation date, the Holder shall have no further rights under the Warrants or this Warrant Agreement.

Section 10. Holder’s Rights. Except as otherwise expressly set forth herein, this Warrant Agreement shall not entitle the Holder to any rights of a shareholder of the Company, except that if the Company, during the period in which the Warrants are exercisable, declares a dividend upon the Common Stock payable other than in cash out of earnings or earned surplus (computed in accordance with generally accepted accounting principles) or other than in Common Stock or securities convertible into Common Stock, then the Holder, upon exercise of a Warrant, shall receive the number of shares of Common Stock purchasable upon such exercise and, in addition and without further payment, the stock or other securities or property which the Holder would have received by way of dividends or other distribution if, continuously since the date hereof, such Holder: (a) had been the record holder of the number of shares of Common Stock then being purchased, and (b) had retained all such stock and other securities (other than Common Stock or securities convertible into Common Stock) and/or other property payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and originating directly or indirectly from such Common Stock.

Section 11. Notices. If there shall be any adjustment to the shares, or if securities or property other than shares of Common Stock of the Company shall become purchasable in lieu of shares of Common Stock upon exercise of a Warrant, then the Company shall forthwith cause written notice thereof to be sent to the registered Holder of the Warrants at the address of such Holder shown on the books of the Company, which notice shall be accompanied by an explanation setting forth in reasonable detail the basis for the Holder’s becoming entitled to purchase such shares and the number of shares which may be purchased and the exercise price thereof, or the facts requiring any such adjustment and the exercise price and number of shares purchasable subsequent to such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of the Warrants. At the request of the Holder and upon surrender of this Warrant Agreement, the Company shall reissue the Warrants in a form conforming to such adjustments. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

Section 12. No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants and no payment will be made with respect to any fractional share of Common Stock to which the Holder might otherwise be entitled upon exercise of Warrants.

Section 13. Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant Agreement shall become lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose upon the registered Holder hereof (as shown on the register of Warrants maintained by the Company), issue a new warrant of like denomination, tenor, and date as the Warrant Agreement so lost, stolen, mutilated, or destroyed.

Section 14. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of the shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 15. Applicable Law. The laws of the State of Florida shall govern the validity, interpretation, and performance of this Warrant Agreement.

Section 16. Successors and Assigns. This Warrant Agreement, the Warrants and the rights evidenced hereby shall inure to the benefit of and be binding upon any successor of the Company and any transferees of the Warrants, including any creditors of the Holder.

Section 17. Headings. Headings of the paragraphs in this Warrant Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

Section 18. Legend. Neither the Warrants nor the shares issued on exercise hereof have been registered under the Securities Act, or under the securities laws of any state. Each certificate representing Warrant Shares issued upon the exercise of a Warrant, if required by law, shall bear the following legend or such other restrictive legend as shall, in the reasonable opinion of the Company’s legal counsel, be required by applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON EXEMPTIONS CONTAINED THEREIN, AND THE SHARES MAY NOT BE SOLD OR TRANSFERRED BY THE HOLDER THEREOF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION, AND COMPLIANCE WITH THE REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS.”

IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed this 2nd day of November, 2011, by its duly authorized officers.

HOMEOWNERS CHOICE, INC.

By:
Name:	Paresh Patel
Title:	Chief Executive Officer

EXHIBIT A

[DATE]

Homeowners Choice, Inc.

Re:	Exercise of Stock Purchase Warrant for Cash

Dear                     :

The undersigned, pursuant to that certain Stock Purchase Warrant, dated [                    ], by and between Homeowners Choice, Inc. and the undersigned (the “Agreement”), hereby exercises the Warrant granted under the Agreement to purchase for cash the following number of Warrant Shares, subject to the terms and conditions of the Agreement:

Number of Warrant Shares Being Purchased

Total Exercise Price and Amount Remitted

Very truly yours,

By: